UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 18, 2021

Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana St., Suite 700

Houston, Texas 77002

(Address of principal executive offices)

(713) 780-9494

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GDP	NYSE American

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting on May 18, 2021, the Company’s stockholders: (1) elected the eight persons recommended by the Board to serve as directors of the Company, (2) ratified the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and (3) approved, on an advisory basis, the compensation of certain of the Company’s executive officers set forth in the Proxy Statement. Each of these items is more fully described in the Company’s definitive proxy statement filed on April 6, 2021.

The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of Directors:

			Broker Non-
Nominee	For	Withheld	Votes
Walter G. Goodrich	11,504,135	74,937	1,124,369
Robert C. Turnham, Jr.	11,528,623	50,449	1,124,369
Timothy D. Leuliette	11,121,883	457,189	1,124,369
Ronald F. Coleman	10,246,840	1,332,232	1,124,369
K. Adam Leight	11,529,224	49,848	1,124,369
Thomas M. Souers	8,033,701	3,545,371	1,124,369
Jeffrey S. Serota	10,653,673	925,399	1,124,369
Edward J. Sondey	11,528,827	50,245	1,124,369

Proposal No. 2 — Ratification of the Selection of Moss Adams LLP:

For	Against	Abstain
12,676,443	25,977	1,021

Proposal No. 3 — Approval of Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Votes
11,181,457	232,844	164,771	1,124,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

May 19, 2021	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Executive Vice President, General Counsel and Corporate Secretary